Exhibit 10.1

INCREASE AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT

INCREASE AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 18, 2014 (this “Agreement”), prepared pursuant to Section 2.05(d) of the Amended and Restated Credit Agreement dated as of June 19, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”; as modified hereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among EMPIRE RESOURCES, INC. (the “Company”), the several Banks from time to time party thereto, and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as agent (in such capacity, together with its successors in such capacity, the “Agent”) and as a Fronting Bank.

RECITALS

Pursuant to Section 2.05(d) of the Existing Credit Agreement, the undersigned Banks party to the Existing Credit Agreement (the “Increasing Banks”), have agreed to increase their Commitments (as applicable) as governed by the Credit Agreement on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Agent, the Issuing Banks and the Increasing Banks hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Existing Credit Agreement are used herein as therein defined.

2. Increase Agreement.

(a) Each Increasing Bank party to this Agreement hereby agrees to increase its respective Commitment (as modified pursuant to Section 3 of this Agreement), in the amount set forth in Schedule 1.0, such increase to be effective as of December 18, 2014 (the “Increase Effective Date”).

(b) With respect to any increase in the Commitment of any Increasing Bank, such Increasing Bank shall hold an undivided interest in and to (A) all the rights and obligations of a Bank under the Credit Agreement in connection with its increased Commitment in the principal amount set forth on Schedule 1.0 hereto and (B) all rights and obligations of a Bank in connection therewith under the other Basic Documents.

3. Commitments; Increasing Banks.

(a) Effective upon the Increase Effective Date, the Commitments for each Increasing Bank and each Non Increasing Bank (as defined below) shall be as set forth in Schedule 1.0.

(b) Any Increasing Bank shall pay to the Agent on the Increase Effective Date, in immediately available funds, an amount equal to the amount, if any, by which such Increasing Bank’s Revolving Loan Commitment Percentage (determined after giving effect to the adjustment of the

(c) Commitments pursuant to Section 3(a) of this Agreement, including the increase of such Increasing Bank’s Commitment) of the aggregate principal amount of the Revolving Loans and funded participation interests in Reimbursement Obligations and Swing Line Loans to be outstanding immediately upon the Increase Effective Date exceeds the aggregate principal amount of Revolving Loans and funded participation interests in Reimbursement Obligations and Swing Line Loans owing to such Increasing Bank immediately prior to the Increase Effective Date. Such amount paid by any such Increasing Bank shall be deemed the purchase price for the acquisition by such Increasing Bank of such additional amount of Revolving Loans and funded participation interests in Reimbursement Obligations and Swing Line Loans from Banks whose Commitments are not increased under this Agreement (“Non Increasing Banks”) and, if applicable, other Banks. The Agent shall distribute such amounts as received from the Increasing Banks as may be necessary so that the Revolving Loans and funded participation interests in Reimbursement Obligations and Swing Line Loans are held by the Increasing Banks and Non Increasing Banks in accordance with their respective Revolving Loan Commitment Percentages (determined after giving effect to the adjustment of Revolving Loan Commitment Percentages pursuant to Section 3(a) of this Agreement).

(d) Each Increasing Bank and Non Increasing Bank (each, a “Selling Bank”) which receives a payment in connection with clause (b) above shall be deemed to have sold and assigned, without recourse to such Selling Bank, to the applicable Increasing Banks (each, a “Purchasing Bank”), and such Purchasing Banks shall be deemed to have purchased and assumed without recourse to the Selling Banks, Revolving Loans and funded participation interests in Reimbursement Obligations and Swing Line Loans in amounts such that after giving effect thereto each Bank shall hold Revolving Loans and funded participation interests in Reimbursement Obligations and Swing Line Loans in accordance with its Revolving Loan Commitment Percentage (determined after giving effect to the adjustment of Commitments pursuant to Section 3(a) of this Agreement).

4. Conditions Precedent. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

(a) Increase Documents. The Agent shall have received (each of the following documents being referred to herein as an “Increase Document”):

(i) this Agreement, executed and delivered by a duly authorized officer of the Company, the Agent, the Issuing Banks, the Swing Line Bank and each Increasing Bank, with a counterpart for each Bank, and

(ii) for the account of each Bank requesting the same, a Note of the Company conforming to the requirements of the Credit Agreement, and reflecting the Commitment of such Bank after giving effect to this Agreement, executed by a duly authorized officer of such Company, provided, that such Bank shall return to the Company (as soon as practicable) its Note being replaced, marked “Cancelled”.

(b) Increasing Banks. The Agent shall have received from each Increasing Bank the amounts required to be paid by such Increasing Banks pursuant to Section 3 of this Agreement.

(c) Governing Documents. The Agent shall have received, with a counterpart for each Bank, a bring-down officer’s certificate (in form and substance reasonably satisfactory to the Agent) in respect of the charter and by laws (or equivalent documents) of the Company, and of the resolutions and officers’ incumbency of the Company, each delivered previously to the Banks, dated as of the Increase Effective Date.

(d) Good Standing Certificates. The Agent shall have received, with a copy for each Bank, evidence of the existence, good standing and authority to transact business for the Company (i) from the Secretary of State of New Jersey and (ii) from the Secretary of State of each other jurisdiction in which the failure of the Company to be in good standing or to have the authority to transact business would result in a Material Adverse Effect.

(e) Fees. The Company shall have paid, in immediately available funds, any fees and other amounts (including, without limitation, pursuant to Section 11.03 of the Credit Agreement) payable by the Company in connection with the increase of the Commitments.

(f) Other Conditions. Each of the other conditions to the Increase Effective Date provided in Section 2.05(d) of the Existing Credit Agreement, including, without limitation, the delivery of the certificate of an authorized officer required pursuant to Section 2.05(d)(iii)(D) of the Existing Credit Agreement, shall have been satisfied.

5. Amendment. Subject to satisfaction of the conditions precedent set forth in Section 4 above, Section 8.10 of the Existing Credit Agreement is hereby amended by deleting “$35,000,000” and replacing it with “$42,500,000”.

6. Reaffirmations.

(a) The Company hereby acknowledges, confirms and agrees that all of the terms, provisions, obligations, guarantees and agreements of the Company under the Security Agreement and the other Security Documents to which it is a party remain in full force and effect in all respects and the Company hereby reaffirms its obligations and liabilities under the Security Agreement and the other Security Documents to which it is a party and that the Collateral continues to secure the Obligations, which include the Obligations both before and after giving effect to this Agreement, all without offset, defense or counterclaim.

(b) Each Guarantor hereby acknowledges, confirms and agrees that all of the terms, provisions, obligations, guarantees and agreements of such Guarantor under the Subsidiary Guarantee, the Security Agreement and the other Security Documents to which it is a party remain in full force and effect in all respects and each Guarantor hereby reaffirms its obligations and liabilities under the Subsidiary Guarantee and that the Collateral continues to secure its Obligations, which include such Obligations both before and after giving effect to this Agreement, all without offset, defense or counterclaim.

7. Representations and Warranties. To induce the undersigned Banks to enter into this Agreement, the Company hereby represents and warrants to the undersigned Banks that, after giving effect to the increase of the Commitments and the other modifications to the Existing Credit Agreement provided for herein, the representations and warranties contained in the Credit Agreement and the other Basic Documents will be true and correct in all material respects as if made on such date, except for those representations and warranties that by their terms were made as of a specified date which shall be true and correct in all material respects on and as of such date, and that no Default or Event of Default shall have occurred and be continuing.

8. Consent. Notwithstanding anything to the contrary set forth herein or otherwise, each of the parties hereto hereby agrees that the Company shall not be required to comply with the 45 day notice period set forth in Section 2.05(d)(i) of the Credit Agreement in respect of the increase in Commitments contemplated hereunder.

9. Disclaimer. Each Increasing Bank acknowledges and agrees that no Bank party to the Existing Credit Agreement (i) has made any representation or warranty and shall have no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Basic Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (ii) has made any representation or warranty and has any responsibility with respect to the financial condition of the Company or any other obligor or the performance or observance by the Company or any obligor of any of their respective obligations under the Credit Agreement or any other Basic Documents or any other instrument or document furnished pursuant hereto or thereto. Each Increasing Bank represents and warrants that it is legally authorized to enter into this Agreement.

10. No Other Amendments or Waivers. Except as expressly amended or waived hereby, the Credit Agreement and the other Basic Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

11. Effect on Credit Agreement. From and after the Increase Effective Date, each Increasing Bank party hereto shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Bank thereunder and under the other Basic Documents and shall be bound by the provisions thereof.

12. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile transmission of signature pages hereto) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

13. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the state of New York (without regard to the conflicts of laws principles thereof).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EMPIRE RESOURCES, INC.,
as the Company

By: /s/ Sandra Kahn                              .

Name: Sandra Kahn

Title: CFO

EMPIRE RESOURCES PACIFIC, LTD.,
as a Guarantor

By: /s/ Sandra Kahn

Name: Sandra Kahn

Title: Vice President

COÖPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH, as Agent
and a Fronting Bank

By: /s/ Xander Willemsen

Name: Xander Willemsen

Title: Executive Director

By: /s/ Sabrina Vasconcelos

Name: Sabrina Vasconcelos

Title: Vice President

BANKS

COÖPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH

By: /s/ Xander Willemsen
Name: Xander Willemsen

Title: Executive Director

By: /s/ Sabrina Vasconcelos               .

Name: Sabrina Vasconcelos

Title: Vice President

BNP PARIBAS

By: /s/Karlien Zumpolle
Name: Karlien Zumpolle

Title: Vice President

By: /s/ Bradley Dingwall                      .
Name: Bradley Dingwall

Title: Director

SOCIÉTÉ GÉNÉRALE S.A.

By: /s/ Barbara Paulsen                        .
Name: Barbara Paulsen

Title: Managing Director

By: _________________________
Name:

Title:

BROWN BROTHERS HARRIMAN & CO.

By: /s/ Michael Vellucci                       .
Name: Michael Vellucci

Title: SVP

By: _________________________
Name:

Title:

ABN AMRO CAPITAL USA LLC

By: /s/ Jamie Matos                              .
Name: Jamie Matos

Title: Vice President

By: /s/ Eric Altmann                              .
Name: Eric Altmann

Title: Managing Director

RB INTERNATIONAL FINANCE (USA) LLC

By: /s/ Nancy Remini                            .
Name: Nancy Remini

Title: Vice President

By: /s/ Joyce Marie Gapay                  .
Name: Joyce Marie Gapay

Title: Vice President

Schedule 1.0 to
Increase Agreement

BANKS AND COMMITMENTS

Bank	Amount of Increase	Commitment (after giving effect to increase, if any)	Revolving Loan Commitment Percentage (after giving effect to all increases)
Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$7,500,000	$45,000,000	24.3243%

BNP Paribas	$9,000,000	$39,000,000	21.0811%

Société Générale S.A.	$4,000,000	$24,000,000	12.9730%

ABN AMRO Capital USA LLC	$12,000,000	$37,000,000	20.0000%

RB International Finance (USA) LLC	$0	$22,500,000	12.1621%

Brown Brothers Harriman & Co.	$2,500,000	$17,500,000	9.4595%

Total:	$35,000,000	$185,000,000	100%